Exhibit 99.1

Ethan Allen Elects Tara Stacom to Board of Directors

DANBURY, CT (October 1, 2015) -- Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE:ETH) today announced that Tara I. Stacom has been elected to the Company’s Board of Directors, effective immediately. The Company also announced that two of its long-standing directors, Frank Wisner and Kristin Gamble, are retiring from the Company's Board of Directors immediately prior to its 2015 Annual Meeting of Stockholders.

Ms. Stacom has more than three decades of commercial real estate, finance and leasing experience. She currently serves as an Executive Vice Chairman of Cushman & Wakefield, a leading worldwide commercial real estate firm. During her career, Ms. Stacom has been responsible for executing some of the largest and most complex leasing, sales and corporate finance transactions, including most recently serving as exclusive leasing agent for One World Trade Center. Ms. Stacom serves as a director of the Realty Foundation of New York, and is a Member of the Real Estate Board of New York serving on its Ethics Committee.

Farooq Kathwari, the Company's Chairman and Chief Executive Officer, commented, “We are very pleased to have Tara Stacom, a leading executive in the real estate industry, join our Board of Directors. Tara joins a highly qualified group of independent directors who bring deep industry, marketing, management, finance and accounting experience to Ethan Allen and who contribute on both a strategic and operational level. Her significant real estate industry experience will be a valuable addition to our Board.”

Mr. Kathwari continued, "Frank Wisner and Kristin Gamble have been valued members of the Company’s Board who have each made substantial contributions to the success of the Company. On behalf of the Board, we want to thank them for their time and their commitment to Ethan Allen."

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design Company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Ethan Allen Interiors Inc.

Investor / Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

cwhitely@ethanalleninc.com

Cautionary Notes

This press release should also be read in conjunction with the Company's Annual Report on Form 10-K for the year ended June 30, 2015 (the "2015 Form 10-K") and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about such matters as: our capital structure; future or targeted operational and financial performance; liquidity, capital and debt levels; strategic plans; stock repurchase and dividend plans; possible financing activities; demand for their products; our position in markets we serve; regional and global economic and industry market conditions and changes therein. Such forward-looking statements reflect management's current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A "Risk Factors" of the 2015 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company's stockholders in respect of the 2015 annual meeting. Ethan Allen plans to file with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card in connection with the 2015 annual meeting (the “2015 proxy materials”). The 2015 proxy materials will contain important information about the Company, its directors and executive officers, the 2015 annual meeting and related matters. Stockholders are strongly urged to read the 2015 proxy materials, any amendments and supplements thereto, and the accompanying proxy card carefully when they are available. Stockholders will be able to obtain free copies of the 2015 proxy materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and on the company’s web site at http://www.ethanallen.com/en_us/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2015 proxy materials.